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                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                           1285 Avenue of the Americas
                            New York, New York 10019


                                 August 24, 1999


CD Radio Inc.
1221 Avenue of the Americas
New York, New York 10020

                       Registration Statement on Form S-3
                                of CD Radio Inc.
                       ----------------------------------


Ladies and Gentlemen:

                  In connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by CD Radio Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") today, as provided by the Securities Act of 1933, as amended (the "Act"), and the rules and regulations under the Act, we have been requested to render our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of (1) the Company's warrants (the "Warrants") to purchase shares of the Company's common stock, par value $0.001 per




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CD Radio Inc.                                                                  2


share (the "Common Stock"), and (2) the shares (the "Warrant Shares") of the Company's Common Stock issuable upon the conversion of the Warrants.

                  In connection with this opinion, we have examined originals, conformed copies or photocopies, certified or otherwise identified to our satisfaction, of the following documents:

                  1. the Registration Statement; and

                  2. the Warrant Agreement (the "Warrant Agreement") between the Company and United States Trust Company of New York, as warrant agent (the "Warrant Agent").

                  In addition, we have examined: (1) those corporate records of the Company as we have considered appropriate, including copies of its Amended and Restated Certificate of Incorporation and Amended and Restated By-laws, as in effect on the date of this letter, and certified copies of resolutions of the board of directors of the Company relating to the Warrant Agreement; and (2) those other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions expressed below.

                  In our examination of the documents referred to above, we have assumed, without independent investigation, (1) the genuineness of all signatures, (2) the authenticity of all documents submitted to us as originals,
(3) the conformity to the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of validly existing agreements or other documents, (4) the




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CD Radio Inc.                                                                  3


authenticity of the latter documents, (5) that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we examined are accurate and complete and (6) the legal capacity of all individuals who have executed any of the documents which we examined.

                  In expressing the opinions set forth below, we have relied upon the factual matters contained in the representations and warranties of the Company made in the documents and upon certificates of public officials and officers of the Company.

                  Based on the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

                  1. The Warrant Agreement has been duly authorized, executed and delivered by the Company and (assuming its due authorization, execution and delivery by the Warrant Agent) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

                  2. The Warrants were duly authorized and validly issued and are fully paid and nonassessable.

                  3. The Warrant Shares are duly authorized and, when issued, delivered and paid for in accordance with the Warrant Agreement and as described in the Registration Statement, the Warrant Shares will be validly issued, fully paid and nonassessable.

                  Our opinions are subject to the qualification that the enforceability of the Warrant Agreement may be subject to (a) bankruptcy, insolvency, fraudulent conveyance




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CD Radio Inc.                                                                  4


or transfer, reorganization, moratorium or other similar laws affecting creditors' rights generally and (b) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                  Our opinions are limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. Our opinions are rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect. Please be advised that no member of this firm is admitted to practice in the State of Delaware.

                  We consent to the use of our name in the Registration Statement and in the prospectus in the Registration Statement as it appears in the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required by the Act or by the rules and regulations under the Act.


                                               Very truly yours,

                                    /s/ Paul, Weiss, Rifkind, Wharton & Garrison

                                      PAUL, WEISS, RIFKIND, WHARTON & GARRISON